SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PGT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration State No.:

(3)	Filing Party:

(4)	Date Filed:

June     , 2008

Dear Fellow Stockholder:

I am pleased to invite you to attend our annual meeting of stockholders, to be held on July 23, 2008 at 12:00 p.m., local time, at the Roosevelt Hotel, Madison Avenue at 45th Street, New York, New York 10017.

This booklet includes the notice of meeting of stockholders and the proxy statement. The proxy statement describes the various matters to be acted upon during the annual meeting and provides other information concerning PGT, Inc. of which you should be aware when you vote your shares.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. You may vote by telephone, by mailing your proxy card or by voting in person at the annual meeting. You may also be able to vote by the internet as permitted by your broker or nominee if you hold shares through a broker or other nominee in “street name.” On behalf of the Board of Directors, I would like to express our appreciation for your ownership and continued interest in the affairs of PGT, and I hope you will be able to join us on July 23rd for our 2008 annual meeting of stockholders.

Sincerely,

/S/ PAUL S. LEVY
Paul S. Levy Chairman of the Board of Directors

PGT, INC.

1070 TECHNOLOGY DRIVE

NORTH VENICE, FLORIDA 34275

NOTICE OF MEETING OF STOCKHOLDERS

Our annual meeting of stockholders (the “Meeting”) will be held at the Roosevelt Hotel, Madison Avenue at 45th Street, New York, New York 10017 on July 23, 2008, beginning at 12:00 p.m., local time. The Meeting is being held for the following purposes:

1. To elect 4 directors nominated by our Board of Directors to serve until our 2011 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2. To approve the PGT, Inc. 2006 Equity Incentive Plan Replacement Non-Qualified Stock Option Agreements (“Replacement Option Agreements”) approved by the Board of Directors on March 6, 2008;

3. To ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

4. To act on any other matter that may properly come before the Meeting.

The Board of Directors has fixed the close of business on May 30, 2008 as the record date for the Meeting. Only stockholders of record of PGT at that time are entitled to receive notice of and to vote at the Meeting and at any adjournment or postponement of the Meeting. A complete list of stockholders entitled to vote at the Meeting will be open for examination by our stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and at the Meeting.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting.

Attendance at the Meeting of stockholders is limited to stockholders. Registration will begin at 11:00 a.m., and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided at the Meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

PGT is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.” Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written or oral request.

If you are a stockholder of record and wish to receive a separate copy of the annual report and proxy statement in the future, please contact LaSalle Global Trust Services, Corporate Trust Shareholder Services, 480 Washington Boulevard, Jersey City, New Jersey, 07310.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by calling (800) 542-1061. Additional information regarding householding of disclosure documents should have been forwarded to you by your broker. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be householded until we notify you otherwise.

By Order of the Board of Directors

/S/ MARIO FERRUCCI III
Mario Ferrucci III Vice President and General Counsel

June     , 2008

This proxy statement and the accompanying form of proxy are being sent to our stockholders in connection with our solicitation of proxies for use at the 2008 Meeting of our stockholders or at any adjournment(s) or postponement(s) of the Meeting.

i

PGT, INC.

PROXY STATEMENT

FOR

MEETING OF STOCKHOLDERS

WEDNESDAY, JULY 23, 2008

INTRODUCTION

The annual meeting of stockholders (the “Meeting”) of PGT, Inc, a Delaware corporation (the “Company”) will be held on July 23, 2008, beginning at 12:00 p.m., local time, at the Roosevelt Hotel, Madison Avenue at 45th Street, New York, New York 10017. We encourage all of our stockholders to vote at the Meeting, and we hope that the information contained in this document will help you decide how you wish to vote at the Meeting.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” Proposal One, the nominees of the Board of Directors in the election of the four directors whose terms of office will extend until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified; “FOR” Proposal Two, to consider and approve the Replacement Option Agreements approved by the Board of Directors on March 6, 2008; “FOR” Proposal Three, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. Any proxy may be revoked at any time before its exercise by notifying the Secretary of PGT in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

THE MEETING OF STOCKHOLDERS

Why did I receive these proxy materials?

We are furnishing this proxy statement in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon the following proposals:

•	To elect four directors nominated by the Board of Directors to serve until our 2011 meeting of stockholders and until their respective successors are duly elected and qualified,

•	To consider and approve the Replacement Option Agreements approved by the Board of Directors on March 6, 2008,

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year, and

•	To act on any other matter that may properly come before the Meeting.

These proxy solicitation materials are being sent to our stockholders on or about June     , 2008.

What do I need to attend the Meeting?

Attendance at the Meeting is limited to stockholders. Registration will begin at 11:00 a.m., and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided at the Meeting.

Who is entitled to vote at the Meeting?

The Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of PGT common stock as of the close of business on May 30, 2008, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were              shares of PGT common stock issued and outstanding. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Our common stock is our only class of outstanding voting securities. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. There are no dissenters’ rights of appraisal in connection with any stockholder vote to be taken at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, LaSalle Bank, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the Meeting?

Shares of PGT common stock held directly in your name as the stockholder of record may be voted in person at the Meeting.

SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET OR TELEPHONE—If you hold shares through a broker or other nominee in “street name,” you may be able to vote by the internet or telephone as permitted by your broker or nominee. The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.

BY MAIL—You may do this by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.

If you cast your vote in any of the ways set forth above, your shares of PGT common stock will be voted in accordance with your voting instructions, unless you validly revoke your proxy. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares of PGT common stock on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

IF YOUR PROPERLY EXECUTED PROXY DOES NOT SPECIFY HOW YOUR SHARES ARE TO BE VOTED, YOUR SHARES OF PGT COMMON STOCK WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE NAMED UNDER THE SECTION OF THIS DOCUMENT CAPTIONED “ELECTION OF DIRECTORS,” FOR APPROVAL OF THE REPLACEMENT OPTION AGREEMENTS APPROVED BY THE BOARD OF DIRECTORS ON MARCH 6, 2008, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR, AND WILL BE COUNTED AS ABSTENTIONS WITH REGARD TO ANY STOCKHOLDER PROPOSAL. UNDER DELAWARE LAW, ABSTENTIONS HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•	filing with our Secretary at 1070 Technology Drive, North Venice, Florida 34275 a signed, original written notice of revocation dated later than the proxy you submitted,

•	submitting a duly executed proxy bearing a later date,

•	voting by telephone or internet on a later date, or

•	attending the Meeting and voting in person.

In order to revoke your proxy, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. You may not revoke your proxy by any other means. If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.

If your shares of PGT common stock are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

All shares of PGT common stock that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

A complete list of stockholders entitled to vote at the Meeting will be open for examination by PGT stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and at the Meeting.

What constitutes a quorum to transact business at the Meeting?

Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of PGT common stock outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date,              shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?

Our Board of Directors recommends a vote “FOR” the election of our four nominees to the Board of Directors, “FOR” the approval of the Replacement Option Agreements approved by the Board of Directors on March 6, 2008, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Unless you give other instructions either via your proxy card or your electronic vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors.

With respect to any other matter that properly comes before the Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

Election of directors named in Proposal One are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote “FOR” or “WITHHELD” with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of the Board of Directors’ nominees named in Proposal One. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

The affirmative vote of at least a majority of our issued and outstanding common stock present, in person or by proxy, and entitled to vote at the Meeting will be required to both approve the Replacement Option Agreements approved by the Board of Directors on March 6, 2008 and ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

The affirmative vote of at least a majority of our issued and outstanding common stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve any stockholder proposal. Under applicable Delaware law, in determining whether any stockholder proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against any stockholder proposal.

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “non-discretionary” matter which includes any stockholder proposal. Without your voting instructions, a broker non-vote will occur. An “abstention” will occur at the Meeting if your shares of PGT common stock are deemed to be present at the Meeting, either because you attend the Meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the Meeting. You should consult your broker if you have questions about this.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

Who will count the votes?

A representative of LaSalle Bank, our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. To assist us in soliciting proxies, we have retained Innisfree M&A Incorporated, a proxy solicitation firm, and we have agreed to pay Innisfree M&A Incorporated a fee of $8,000, and all reasonable out-of-pocket expenses incurred by it in connection with the provision of its services. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of PGT common stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company’s proxy materials and annual report electronically?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 as filed with the SEC on March 10, 2008 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Financial Information” by clicking on “SEC Filings.” Our Annual Report on Form 10-K is also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary.

May I propose actions for consideration at next year’s annual meeting of stockholders?

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2009 annual meeting of stockholders must be received by us no later than the close of business on April 24, 2009 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. The Company’s bylaws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2009 Annual Meeting of Stockholders, notice must be received by the Company not less than ninety days nor more than one hundred twenty days prior to July 23, 2009, which will be the anniversary date of the prior year’s meeting (or if the meeting date for the 2009 annual meeting is not within thirty days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of common stock beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed. Any proposals should be sent to:

PGT, INC. 1070 TECHNOLOGY DRIVE NORTH VENICE, FLORIDA 34275 ATTENTION: SECRETARY

Whom should I contact if I have questions?

If you have any questions, need additional copies of the proxy materials, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-free:

(888) 750-5834

Banks and Brokers Call Collect:

(212) 750-5833

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE

ELECTION OF DIRECTORS

There are currently eleven members of our Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. At the Meeting, our stockholders will elect four directors to hold office until the 2011 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Accordingly, this Proposal One seeks the election of four directors (Messrs. Daniel Agroskin, Richard D. Feintuch, Ramsey A. Frank, and Brent N. Milgrim as Class II directors) whose terms expire in 2008.

The Board of Directors has nominated Messrs. Agroskin, Feintuch, Frank and Milgrim to serve again as Class II directors until the 2011 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Each nominee has consented to continue to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF

THE FOUR CLASS II DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting.

Name	Age	Class and Position	Date Elected or Appointed Director
Paul S. Levy	60	Class III Director	2004
Floyd F. Sherman*	68	Class III Director	2005
Rodney Hershberger	51	Class III Director	2004
Brett N. Milgrim	39	Class II Director	2003
Ramsey A. Frank	47	Class II Director	2003
Richard D. Feintuch*	55	Class II Director	2006
Daniel Agroskin	31	Class II Director	2007
Alexander R. Castaldi	58	Class I Director	2004
Joseph McHugh*	70	Class I Director	2006
William J. Morgan*	61	Class I Director	2007
Randy L. White	62	Class I Director	2004

*	Denotes director about whom the Board of Directors has made an affirmative determination regarding independence.

Paul S. Levy, Director. Mr. Levy became a director in 2004. Mr. Levy is a Senior Managing Director of JLL Partners, Inc., which he founded in 1988. Mr. Levy serves as a director of several companies, including IASIS Healthcare, LLC, J. G. Wentworth, LLC, Motor Coach Industries International, Inc., Education Affiliates, Inc., ACE Cash Express, Inc., C.H.I. Overhead Doors, Inc., McKechnie Holdings, LLC, Medical Card System, Inc., Skylight Holdings I, LLC and Builders FirstSource, Inc.

Floyd F. Sherman, Director. Mr. Sherman became a director in 2005. Mr. Sherman is President, Chief Executive Officer, and a director of Builders FirstSource, Inc., a leading supplier and manufacturer of structural and related building products for residential new construction. Before joining Builders FirstSource, Mr. Sherman spent 28 years at Triangle Pacific/ Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.

Rodney Hershberger, President, Chief Executive Officer, and Director. Mr. Hershberger, a co-founder of PGT Industries, Inc., has served the Company for 27 years. Mr. Hershberger was named President and Director in 2004 and became our Chief Executive Officer in March 2005. Mr. Hershberger also became President of PGT Industries, Inc. in 2004 and was named Chief Executive Officer of PGT Industries, Inc. in 2005. In 2003 Mr. Hershberger became executive vice president and chief operating officer and oversaw the Company’s Florida and North Carolina operations, sales, marketing, and engineering groups. Previously, Mr. Hershberger led the manufacturing, transportation, and logistics operations in Florida and served as vice president of customer service.

Brett N. Milgrim, Director. Mr. Milgrim became a director in 2003. Mr. Milgrim is a director of Builders FirstSource, Inc., McKechnie Holdings, LLC and C.H.I. Overhead Doors, Inc. and is a Managing Director of JLL Partners, Inc., which he joined in 1997.

Ramsey A. Frank, Director. Mr. Frank became a director in 2003. Mr. Frank is a Senior Managing Director of JLL Partners, Inc., which he joined in 1999. From January 1993 to July 1999, Mr. Frank was a Managing Director at Donaldson, Lufkin & Jenrette, Inc., where he headed the restructuring group and was a senior member of the leveraged finance group. Mr. Frank serves as a director of several companies, including Motor Coach Industries International, Inc., Education Affiliates, Inc., C.H.I. Overhead Doors, Inc., Builders FirstSource, Inc., Patheon, Inc., FC-Holdings, Inc. and Medical Card System, Inc.

Richard D. Feintuch, Director. Mr. Feintuch became a director in 2006. Mr. Feintuch was a partner of the law firm Wachtell, Lipton, Rosen & Katz from 1984 until his retirement in 2004, specializing in mergers and acquisitions, corporate finance, and the representation of creditors and debtors in large restructurings. Mr. Feintuch earned a B.S. in Economics from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law.

Daniel Agroskin, Director. Mr. Agroskin became a director in 2007. Mr. Agroskin is a Vice President at JLL Partners, Inc., which he joined in 2005. Prior to joining JLL, he worked at JP Morgan Partners and in Merrill Lynch’s Mergers and Acquisitions Group. Mr. Agroskin is a graduate of Stanford University and Wharton School of the University of Pennsylvania.

Alexander R. Castaldi, Director. Mr. Castaldi became a director in 2004. Mr. Castaldi, a C.P.A., is a Senior Managing Director of JLL Partners, Inc., which he joined in 2003, and was previously a chief financial officer of three very successful management buyouts. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. Mr. Castaldi serves as a director of several companies, including Medical Card System, Inc., J. G. Wentworth, LLC, Motor Coach Industries International, Inc., Education Affiliates, Inc., McKechnie Holdings, LLC, FC-Holdings, Inc. and C.H.I. Overhead Doors, Inc.

Joseph M. McHugh, Director. Mr. McHugh became a director in 2006. Mr. McHugh served as President and Chief Operating Officer of Triangle Pacific Corp., a leading manufacturer of hardwood flooring and kitchen cabinets, until his retirement in 1998. Previously, Mr. McHugh held a variety of positions at Triangle Pacific in operations and finance, including Vice President—Finance and Treasurer, Executive Vice President—Finance and Administration, and Senior Executive Vice President. Prior to joining Triangle Pacific, Mr. McHugh served as Vice President—Corporate Finance at Eppler, Guerin & Turner, Inc., a large, regional investment banking and brokerage firm based in Dallas, TX, where he advised on initial public offerings, mergers and acquisitions, private placements and venture capital investments. Mr. McHugh currently serves on the Board of Directors of Union Drilling, Inc.

William J. Morgan, Director. Mr. Morgan became a director in 2007. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices. From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program. He previously served as the Managing Partner of the Stamford Connecticut office and as a member of the board of directors for KMPG LLP and KMPG Americas. Mr. Morgan is a member of the board of directors of Barnes Group, Inc. and is also a member of its audit and finance committees.

Randy L. White, Director and Former Chief Executive Officer. Mr. White became a director in 2004. Mr. White has served on the Board of Directors of our subsidiary since 1996 and became president in 1997. Mr. White resigned as president in 2005. Before joining the Company, Mr. White spent almost 30 years with Reynolds Metals Company in a variety of manufacturing positions, including director of manufacturing for the aluminum can division. Mr. White earned an M.S. in business from the University of Richmond.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Purpose and Structure

The mission of the Board of Directors is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of eleven directors.

Director Independence

The Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with applicable SEC rules and the rules and listing standards of The NASDAQ Stock Market LLC (the “NASDAQ”). The Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Feintuch, McHugh, Morgan and Sherman are “independent” directors. As part of the Board’s process in making such determination, it also determined that each such director has no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

In addition to Messrs. Feintuch, McHugh, Morgan and Sherman, our Board of Directors includes: one management director, Mr. Hershberger, who is the Company’s President and CEO; five directors (Chairman Levy and Messrs. Agroskin, Castaldi, Frank and Milgrim) who are affiliated with JLL Partners, Inc.; and Mr. White.

As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NASDAQ and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of PGT or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria. Independent directors meet in regularly scheduled executive sessions outside the presence of other directors and management representatives. Interested parties, including stockholders, may communicate with the Chairman of the Board of Directors or the independent directors as a group through the process described in this Proxy Statement under the heading “Corporate Governance—Policy on Stockholder-Director Communications.”

Board Meetings and Attendance

In 2007, including both regularly scheduled and special meetings, our Board of Directors met a total of seven (7) times, and the Audit Committee met a total of seven (7) times. During 2007, six (6) of the meetings of the Board of Directors were attended by 100% of the Company’s directors, and one (1) was attended by all but one director. Additionally, 100% of the members of the Audit Committee attended all of the meetings of the Audit Committee held during the period in which they served on such committee. As discussed below, the Compensation Committee was newly formed in 2007 and did not hold any scheduled or special meetings. Pursuant to the PGT, Inc. Policy on Director Attendance at Annual Meetings of Stockholders, which can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance,” all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. All members of the Company’s Board of Directors, including each nominee for election as a director and each director whose then current term of office continued after the meeting, attended our 2007 annual meeting of stockholders held on May 23, 2007.

Controlled Company Exemption and Committees

As of the date hereof, we continue to be a “Controlled Company” for purposes of Rule 4350(c)(5) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) by virtue of the fact that our majority stockholder continues to hold approximately 52% of the voting power of our common stock. As a Controlled Company, we are exempt from the provisions of the NASDAQ Rules that require us to have a board of directors comprised of a majority of independent directors and to maintain compensation and nominating committees comprised solely of independent directors. Accordingly, the Board does not have a standing nominating committee. The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board believes that in light of its current status as a Controlled Company and its adoption of the Policy on the Director Nomination Process, it has in place adequate processes to identify, evaluate, select and nominate qualified director candidates. If we cease to be a Controlled Company under the NASDAQ Rules, we will come into full compliance with all of the requirements thereof within the applicable transition periods provided by the NASDAQ Rules.

Audit Committee

The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of PGT, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and our independent registered public accounting firm. The Audit Committee also is charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited and quarterly financial statements of PGT and any audit problems or difficulties and management’s response thereto. The Audit Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Audit Committee is comprised of three independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations), Messrs. Feintuch, McHugh and Morgan. Mr. McHugh serves as the Chairman of the Audit Committee. The Audit Committee met seven times during 2007. During each meeting the Audit Committee met privately with the Company’s independent registered public accounting firm. The Board of Directors has: (i) affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the NASDAQ listing standards; (ii) has designated Messrs. McHugh and Morgan, as audit committee “financial experts” under the SEC’s guidelines; and (iii) determined that

Messrs. Feintuch, McHugh and Morgan meet the independence standards of both the SEC rules and the NASDAQ Rules for Audit Committee members.

Compensation Committee

The Compensation Committee was established in 2007. The Compensation Committee determines the compensation of our executive officers, including our chief executive officer and chief financial officer. The Compensation Committee also reviews and reassesses the compensation paid to members of our board for their service on our board and board committees and recommends any changes in compensation to the full board for its approval. In addition, the Compensation Committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. For information about our compensation program, the role of the Compensation Committee and the engagement of compensation consultants in setting executive compensation, see “Compensation Discussion and Analysis.” The compensation committee, having been newly formed in 2007, did not hold any scheduled or special meetings in 2007. The Compensation Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.”

The Compensation Committee is comprised of three directors, Messrs. Castaldi, Feintuch and Sherman, of whom Messrs. Feintuch and Sherman are independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations). Mr. Castaldi serves as Chairman of the Committee.

Information on the Compensation of Directors

Non-management directors, other than those affiliated with JLL Partners, Inc., (currently Messrs. Feintuch, McHugh, Morgan, Sherman, and White) receive the following compensation: (a) an annual cash retainer of $40,000; (b) a grant under the Company’s 2006 Equity Incentive Plan of restricted shares of common stock with a value at the time of issuance of approximately $40,000 per year for each year of service as a director; (c) a fee of $1,000 per day for each meeting of the Board of Directors (or committee thereof) attended; (d) an annual cash retainer of $5,000 for each committee on which they serve; and (e) reimbursement of reasonable travel expenses. We have not paid, and currently do not intend to pay, compensation to individuals serving on our Board who are employees or affiliates of the Company for their service as directors.

No Material Proceedings

There were no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our common stock (or their associates), is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary.

CORPORATE GOVERNANCE

We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NASDAQ listing standards and by the SEC and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Properly reflecting PGT’s desire and commitment to conducting business in the highest ethical and legal standards, on June 2, 2006 our Board of Directors adopted: (i) a Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, and (ii) a Supplemental Code of Ethics for our Chief Executive Officer, President, and Senior Financial Officers. Our Compliance Committee, comprised of representatives from our Legal, Finance, and Human Resources departments, administers our Code of Business Conduct and Ethics, and our General Counsel administers our Supplemental Code of Ethics.

The Company’s Code of Business Conduct and Ethics includes provisions ranging from restrictions on gifts and respect for colleagues to conflicts of interest and insider trading. Upon employment with the Company, all employees are required to affirm in writing their acceptance of the code. Copies of the code can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations.

Violations of our Supplemental Code of Ethics may be reported to the Audit Committee. Copies of the code and any waiver or amendment to such code can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations.

Our employees are encouraged to anonymously report any suspected violations of laws, regulations, unethical business practices, and/or the Code of Business Conduct and Ethics, via a web-based reporting system or a continuously monitored hotline.

In addition, within five business days of: (i) any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics, or (ii) the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted and the date of the waiver) in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.” In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the listing standards of the NASDAQ Global Market.

Director Nomination Process

By-law Provisions for Stockholder Recommendations for Director Candidates

PGT, Inc.’s By-laws provide that no director may be nominated by a stockholder for election at an annual meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2009 annual meeting in accordance with the Company’s By-laws, the required written notice must be received by our Corporate Secretary on or after March 25, 2009 but no later than April 24, 2009. Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275.

Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications

The Board of Directors has adopted a Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications which sets forth the process by which the Board will consider candidates for director recommended by stockholders in accordance with the Company’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications is available in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275. To have a candidate considered by the Board, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Company’s stock, including the class or series and number of shares owned;

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made;

•

The name, age, residence, business address and principal occupation of the candidate, the class or series and number of shares of Company stock, if any, owned beneficially or of record by the candidate, and the candidate’s consent to be named as a director if selected and nominated by the Board; and

•

Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 1070 Technology Drive, North Venice, Florida 34275 and must be delivered to or mailed and received by the Corporate Secretary (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The policy also describes the process for stockholders to send communications to the Board. Stockholders, and other interested parties, may contact any member (or all members) of the Board (including the non-management directors as a group, any Board committee or any chair of any such committee) by mail at the address below, electronically through the “Investors” section of our Company’s website at www.pgtindustries.com in the section titled “Corporate Governance” by clicking on “Contact the Board,” or by calling the Company’s independent, toll-free Compliance Line at 877-483-7137. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 1070 Technology Drive, North Venice, Florida 34275. All communications received as set forth above will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors.

Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy Regarding Processes for Identifying and Evaluating Director Nominees

The Board of Directors has also adopted a Policy Regarding Processes for Identifying and Evaluating Director Nominees that describes the process followed by the Board to identify, evaluate, select and nominate director candidates. A copy of the Policy on the Director Nomination Process is available without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who the Board believes, after taking into account, among other things, their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, conflicts of interest and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, charities, civic bodies or similar organizations and other qualities, will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any independence requirements imposed by law, regulation or NASDAQ listing requirements.

The Board will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criterion described above or by engaging a firm or firms that specialize in identifying director candidates. The Board also will consider candidates recommended by stockholders as described above.

Notwithstanding the foregoing, so long as the Company continues to be a Controlled Company (within the meaning of NASDAQ Rule 4350(c)(5)), the Board will be guided by the recommendations of the Company’s majority stockholder, in its nomination process.

Auditor Services Pre-Approval Policy

The charter of the Audit Committee, available on the Corporate Governance section of our web site, tasks the Audit Committee with the responsibility of appointing, compensating, retaining and overseeing the work of the Company’s independent registered public accounting firm, and defines the principles and procedures followed by the Audit Committee in overseeing the annual audit, quarterly reviews, financial reporting process and internal controls.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by Ernst & Young LLP prior to their engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by Ernst & Young LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. All of the fees paid to Ernst & Young LLP under the categories Audit-Related, Tax and All Other were pre-approved by the Audit Committee, and none of such fees were approved in reliance on the de minimis exception established by the Securities and Exchange Commission.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

PROPOSAL TWO

APPROVE THE REPLACEMENT OPTION AGREEMENTS

At the Meeting, stockholders will be asked to approve the Replacement Option Agreements that were approved by the Board of Directors on March 6, 2008. Pursuant to these agreements, the current option agreements (the “Current Option Agreements”) of certain designated employees of the Company (the “Designated Employees”), including, among others, Mr. Jeffrey T. Jackson, Executive Vice President and Chief Financial Officer, Mr. Mario Ferrucci III, Vice President, and General Counsel, Mr. C. Douglas Cross, Vice President—Vinyl Product Stream, and Ms. Mary J. Kotler, Vice President—Supply Chain, will be cancelled, terminated, and replaced by options under the Company’s 2006 Equity Incentive Plan.

Background and Summary of Effects of Approval of the Proposal

The purpose of the 2006 Equity Incentive Plan is to provide an incentive to eligible persons to increase their efforts on behalf of the Company and its subsidiaries and to promote the Company’s success. The Board of Directors of the Company determined that, as a result of economic conditions that have adversely affected the Company and the industry in which the Company competes, the options held by the Designated Employees had exercise prices that were significantly above the current market price of the Company’s common stock and that the grants of replacement options would help the Company to retain and provide additional incentive to such Designated Employees and align their interests with those of the Company’s stockholders.

Pursuant to the terms of the Replacement Option Agreement executed by each of the Designated Employees on March 6, 2008, the grant of replacement options is conditioned upon the approval of the Company’s stockholders at a duly called annual or special meeting. If the grant of replacement options and the cancellation and termination of the Current Option Agreements fail to be approved by the Company’s stockholders on or prior to September 30, 2008, the Replacement Option Agreements will automatically expire without further action of the parties and become null and void, and the Current Option Agreements will be reinstated and continue in full force and effect.

The replacement options have an exercise price of $3.09 per share, which was the closing price on the NASDAQ Global Market of the Company’s common stock on March 5, 2008, the day before the date on which the Board of Directors of the Company granted the replacement options and the Designated Employees executed the Replacement Option Agreements. The replacement options are exercisable with respect to one third of the shares (rounded to the nearest whole share) on each of the first, second, and third anniversaries of March 6, 2008. The replacement options expire on March 6, 2015.

At March 6, 2008, there were eight employees, including the officers identified above, who held a total of 317,374 options with exercise prices ranging from $10.15 to $14.00 per share for whom the Board of Directors approved the Replacement Option Agreements with an exercise price of $3.09 per share. The following table presents summary information as of March 6, 2008 about the affected stock options held by officers and non-officer employees as a group of the Company that will be replaced if Proposal Two is approved by stockholders.

Information About Current and Replacement Option Agreements

Name	Number of Securities Underlying Current Option Agreements Exercisable	Number of Securities Underlying Current Option Agreements Unexercisable	Current Option Exercise Price	Number of Securities Underlying Replacement Option Agreements Unexercisable	Replace- ment Option Exercise Price
Jeffrey T. Jackson	46,345	69,518	$12.84	152,675	$3.09
Executive Vice President and Chief Financial Officer	—	36,812	12.77

Mario Ferrucci III	12,138	24,276	14.00	53,984	3.09
Vice President and General Counsel	—	17,570	12.77

Mary J. Kotler	6,945	9,723	12.77	16,668	3.09
Vice President—Supply Chain

C. Douglas Cross	—	9,423	12.77	9,423	3.09
Vice President—Vinyl Product Stream

Non-officer employees as a group	—	7,718	10.15	84,624	3.09
	5,838	8,173	12.77
	20,965	41,931	14.00

Accounting Consequences

Under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), the grant of replacement options with an aggregate fair value less than the aggregate fair value of the cancelled and terminated options will result in less compensation expense. For compensation purposes, the replacement options have a fair value of $1.42 per option and replace options with fair values ranging from $3.89 to $5.07 per share. The fair value of the replacement options was calculated based on an expected holding period of five years, expected volatility of 49.9%, and risk-free interest rate of 2.6%.

U.S. Federal Income Tax Consequences

We believe that under current law the following Federal income tax consequences generally would arise with respect to the replacement options. The cancellation and termination of existing options for replacement options should be treated as a non-taxable exchange, so that no income should be recognized for U.S. federal income tax purposes by the Company or by any Designated Employee. Upon exercising a replacement option, the Designated Employee will generally recognize ordinary income, and the Company would normally claim a tax deduction equal to, the difference between the market price and exercise price of the Company’s common stock on the date of exercise.

Reason for Soliciting Shareholder Approval

Under NASDAQ rules and the terms of the 2006 Equity Incentive Plan, each Replacement Option Agreement constitutes a “repricing” that requires stockholder approval.

Consequences if the Replacement Option Agreements are Not Approved by Stockholders

If the Replacement Option Agreements fail to be approved by the Company’s stockholders on or prior to September 30, 2008, the Replacement Option Agreements will automatically expire without further action of the parties and become null and void, and the Current Option Agreements will be reinstated and continue in full force and effect.

Required Vote

The affirmative vote of a majority of the votes cast by the holders of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal, voting together as a single class, is required to approve this proposal.

JLL Partners Fund IV, L.P. (“JLL Fund IV”), which owns in excess of 50% of the voting stock of the Company as of the record date, has informed the Company that it intends to vote in favor of this Proposal Two. If JLL Fund IV does vote in favor of Proposal Two, the proposal will be approved without the vote of any other stockholder.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE REPLACEMENT

OPTION AGREEMENTS.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending January 3, 2009. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection at the Meeting. Ernst & Young LLP has audited the Company’s consolidated financial statements since 2001.

Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2007 and 2006 are disclosed on page     .

Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

The Audit Committee negotiates the annual audit fee directly with the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. Each quarter, the Audit Committee reviews and approves all work done by the independent auditors during the previous quarter and establishes any pre-approved limits for the current quarter. All fees for fiscal 2007 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May     , 2008, unless otherwise noted, for (a) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our incumbent directors named in Proposal One—Election of Directors above, (c) each of our named executive officers named in the Summary Compensation Table below, and (d) all of our incumbent directors and executive officers as a group.

The percentages of shares outstanding provided in the table below are based on 27,777,512 voting shares outstanding as of May     , 2008. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of May     , 2008 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
JLL Partners Fund IV, L.P.	14,463,776	(2)(5)	52.1%
Wellington Management Company, LLP	2,193,980	(3)	7.9%
Adage Capital Partners, L.P.	1,473,000	(4)	5.3%
Paul S. Levy	14,463,776	(5)	52.1%
Daniel Agroskin	1,500	(5)	*
Alexander R. Castaldi	—	(5)	*
Richard D. Feintuch	24,071		*
Ramsey A. Frank	—	(5)	*
M. Joseph McHugh	12,910		*
Brent N. Milgrim	—	(5)	*
William J. Morgan	11,823		*
Floyd F. Sherman	14,529		*
Randy L. White	350,761	(6)	1.3%
Rodney Hershberger	876,274	(7)	3.2%
Jeffrey T. Jackson	96,785		*
Mario Ferrucci III	42,973		*
Herman W. Moore III(9)	34,907		*
Mary J. Kotler	20,644		*
Directors and executive officers as a group	18,148,714	(8)	65.3%

*	Percentage does not exceed one percent of the total outstanding class.

(1)	Unless otherwise indicated, the business address of each person is PGT, Inc., 1070 Technology Drive, North Venice, Florida, 34275.

(2)	The information reported is based on a Schedule 13G dated February 13, 2007, filed with the SEC, in which JLL Partners Fund IV, L.P.; JLL Associates IV, L.P., the general partner of JLL Partners Fund IV, L.P.; JLL Associates G.P. IV, L.L.C., the general partner of JLL Associates IV, L.P.; and Paul S. Levy, the managing member of JLL Associates G.P. IV, L.L.C. (collectively, the “JLL Reporting Persons”) reported that at December 31, 2006, the JLL Reporting Persons had shared voting power and shared dispositive power over 14,463,776 shares. The principal business address of the JLL Reporting Persons is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(3)	The information reported is based on a Schedule 13G/A dated February 14, 2008, filed with the SEC, in which Wellington Management Company, LLP (“Wellington”) reported that at December 31, 2007, Wellington had shared voting power over 1,490,480 shares and shared dispositive power over 2,193,980 shares in its capacity as investment advisor to clients of Wellington. The principal business address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(4)	The information reported is based on a Schedule 13G dated May 1, 2008, filed with the SEC, in which Adage Capital Partners GP, L.L.C. (“ACPGP”) reported that at April 21, 2008, Adage Capital Partners, L.P. (“ADP”), who has ACPGP as a general partner, had shared dispositive and voting power over 1,473,000 shares. The principal business address of ACPGP and ACP is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(5)	JLL Partners Fund IV, L.P. is the direct record and beneficial owner of 14,463,776 shares of PGT, Inc.’s common stock. Messrs. Agroskin, Castaldi, Frank, Levy, and Milgrim are all affiliates of JLL Partners, Inc. Mr. Levy is the managing member of JLL Associates G.P. IV, L.L.C., the general partner of JLL Associates IV, L.P., which in turn is the general partner of JLL Partners Fund IV, L.P. As a result, Mr. Levy may be deemed to beneficially own all of the shares of common stock owned by JLL Partners Fund IV, L.P., and to have shared voting or investment power over the shares of common stock owned by JLL Partners Fund IV, L.P. Messrs. Agroskin, Castaldi, Frank, and Milgrim disclaim any beneficial ownership of our common stock. Mr. Levy has a pecuniary interest in only a portion of the shares set forth herein.

(6)	Includes options outstanding to acquire 7,547 shares of common stock exercisable currently or within 60 days of May , 2008.

(7)	Includes options outstanding to acquire 193,631 shares of common stock exercisable currently or within 60 days of May , 2008.

(8)	Includes options outstanding to acquire 1,066,649 shares of common stock by all current directors and executive officers exercisable currently or within 60 days of May , 2008.

(9)	Mr. Moore’s employment with the Company terminated on December 31, 2007.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of the Company’s equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 29, 2007, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that one share purchase transaction by Mr. McHugh was not reported on a timely filed Form 4, but such transaction was subsequently reported on a Form 4, and all such transactions are reflected herein.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

PGT believes that the quality, skills and dedication of its named executive officers whose compensation is individually reported in this proxy statement are critical factors affecting the long-term stockholder value of PGT. We believe also that successful compensation programs for executive officers and other key employees, including the named executive officers, must further three primary objectives:

•	ensuring that compensation is aligned with the enhancement of stockholder value;

•	attracting and retaining quality personnel by providing rewards, including competitive salaries and benefits, for exemplary company and individual performance; and

•	providing incentives for future performance.

All compensation policies and decisions are designed to reward employees, including the named executive officers, who demonstrate the capacity to make a significant contribution to our financial and competitive performance, thereby furthering the first primary objective referred to above. Key factors to increase or decrease compensation include:

•	the nature, scope and level of the individual’s responsibilities;

•

PGT’s overall performance and profitability, which we primarily measure by net sales, EBITDA, earnings per share and return on operating investment and over the long-term through stock price increases and total return to stockholders; and

•

the employee’s performance compared to the goals and objectives (which, in the case of the named executive officers, primarily relate to their effectiveness in leading our initiatives to increase sales, productivity, cash flow, income and revenue growth and the value we provide to our stockholders, customers, employees and suppliers).

Compensation to our named executive officers is intended to be competitive with that of similar companies with comparable sales. As part of our assessment, PGT, like other companies, looks to the compensation paid to individuals with similar responsibilities at peer companies. Because peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors, we focus primarily on compensation levels within our relevant labor market to ensure that PGT’s compensation arrangements are in line with companies of its size, attract and retain executive talent and align each executive’s interests with those of the stockholders.

Based on our assessment of, among other things, general industry survey data of companies of similar size, we believe our total direct annual compensation to senior management (including our named executive officers), including total cash compensation and the annualized expected value of long-term incentive awards is generally at or below the level of total direct compensation for our peer group.

Roles and Responsibilities

The Compensation Committee of the Board of Directors and management (based on information, including, but not limited to, research provided by an independent compensation consultant retained by the Company in 2006) collaborate in the development, evaluation, and approval of our executive compensation programs. In general, the roles are discussed below; additional details regarding the roles of each are discussed throughout this Compensation Discussion and Analysis section.

•	Compensation Committee. As discussed above under “Information Regarding the Board and its Committees—Controlled Company Exemption and Committees” on page , the Compensation

Committee was newly formed in 2007. As such, until the Compensation Committee was formed, the Board maintained direct authority and responsibility for the review, evaluation and approval of the compensation structure and level for all of our executive officers. The Board, based on a recommendation of the Compensation Committee, conducts an annual review and approval of the Chief Executive Officer’s annual compensation, including an evaluation of his performance, corporate goals and objectives relevant to his compensation based on, among other things, contractual obligations, the Company’s performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer in past years.

•

Management. Our senior leadership team (which includes representation from each of the Company’s major functional areas) sets our strategic business and operational objectives and strives to design and develop compensation programs that motivate executives’ behaviors consistent with such objectives. In collaboration with the Compensation Committee of the Board of Directors and considering information provided by the compensation consultant, our Chief Executive Officer, Chief Financial Officer and Vice President—Human Resources coordinate the annual review of the compensation programs for the executive officers. Such review includes an evaluation of individual and company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, management makes recommendations to the Compensation Committee of the Board of Directors regarding the compensation of each of the executive officers, other than the Chief Executive Officer.

•

Compensation Consultant. In 2006, the Company retained the services of Towers Perrin, a compensation consultant, to assist with compensation matters. The role of the consultant was to advise management and the Board of Directors in the executive compensation design process, provide independent compensation data and analysis to facilitate the annual review of the programs, and advise the Board of Directors in their oversight role. The compensation consultant attended meetings with our Board of Directors and management as needed. Specifically, Towers Perrin analyzed PGT’s then-current incentive compensation arrangements for PGT’s management team, including each of the named executive officers; and utilized an appropriate group of peer companies to use in recommending an appropriate structure for incentive compensation, including a long-term incentive plan through which the interests of management are directly aligned with those of our stockholders and consistent with PGT’s status as a publicly-traded company.

Elements of Executive Compensation in 2007

We believe executive compensation should include the following four components:

•

Annual Base Salary. Our objectives are to target annual base salary at the median level and to make it competitive, when taken in conjunction with the other compensatory elements, to attract and retain executives.

•

Annual Cash Incentive Opportunity. PGT uses annual cash bonuses to reward certain employees, including each of the named executive officers, for the achievement of annual company and individual performance objectives.

•

Long-Term Equity-Based Incentives. PGT utilizes long term equity-based incentives, principally grants of restricted stock and stock options, to foster a focus on the long-term best interests of PGT and its stockholders, thereby aligning the interests of the executives with those of the stockholders.

•

Executive Benefit and Perquisites. The Company provides modest benefits and perquisites to executive officers. As the Company seeks to maintain an egalitarian culture in its facilities and operations our executive compensation program remains relatively free of executive benefits and perquisites. Such benefits and perquisites which do exist, however, are described below.

Annual Base Salary

Our Board of Directors separately considers the salary and bonus of the chief executive officer. In determining his annual compensation, our Board of Directors considers the highly competitive industry in which we operate and the unique experience he brings to the position as well as his contributions to our long-term performance.

For our other named executive officers, our chief executive officer provides our Board of Directors with recommendations regarding compensation. Our Board of Directors reviews such recommendations and approves annual compensation for named executive officers, consisting of base salary and target bonus (discussed below), on an annual basis. Our Board of Directors may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of the chief executive officer, whether to approve any recommended changes in compensation.

Our goal is to pay each named executive officer a base salary sufficient to remain competitive in the market. Our base salaries are less performance based than our annual cash bonuses and long term equity-based incentives. See the “Summary Compensation Table for Fiscal years 2006 and 2007” for a listing of our named executive officers. Mr. Hershberger’s base salary was $325,000 per year; which was not increased from the prior year. Mr. Jackson’s base salary was increased by $13,000 effective on April 1, 2007 to $273,000 per year. Mr. Ferrucci’s base salary was increased $10,000 effective on April 16, 2007 to $205,000 per year. Mr. Moore’s base salary was increased $11,000 effective on April 1, 2007 to $286,000 per year. Mr. Moore’s employment with the Company terminated on December 31, 2007. Ms. Kotler’s base salary was $185,000 per year, which was not increased from the prior year. These salary increases were largely reflective of the Board of Directors’ perception of individual performance, competitiveness of salary in the marketplace and inflation adjustments. Base salary paid to the named executive officers in 2007 constituted approximately the following percentages of their total compensation as set forth in the Summary Compensation Table: Mr. Hershberger: 98.2%; Mr. Jackson: 54.9%; Mr. Ferrucci: 43.7%; Mr. Moore: 24.7% and Ms. Kotler: 53.8%.

Annual Cash Incentive Opportunity

In order to provide incentives for future annual performance, we believe that a substantial portion of each named executive officer’s compensation should be in the form of a bonus, the amount of which is based upon both individual and company performance. Accordingly, our policy is to allocate an amount equal to a target range of 30% to 50% of a named executive officer’s annual base salary to performance based cash bonus awards.

Our Board of Directors established annual cash bonus targets as a percentage of salary under the 2007 Annual Incentive Plan (“AIP”) for each named executive officer. As a percentage of base salary, these targets were 50% for Mr. Hershberger, 45% for Messrs. Jackson and Moore, 30% for Mr. Ferrucci and 30% for Ms. Kotler, respectively. The 2007 AIP was based on an opportunity of which:

•	40% based on net sales,

•	40% based on earnings per share, and

•	20% based on return on operating investment.

If PGT achieves less than 100% of its target for net sales, earnings per share, or return on operating investment, the corresponding percentage of the opportunity based on such respective measurement will be reduced accordingly. Conversely, if PGT achieves greater than 100% of its target for net sales, earnings per share, or return on operating investment, the corresponding percentage of the opportunity based on such respective measurement will be increased, to a maximum of 200%. Specific targets, for each of the above, are set so they can only be achieved through performance that exceeds that which is generally expected in the current economic and industrial environment. As such, company-wide performance at these targeted levels, which is required for an executive officer to obtain his/her target annual cash bonus, is challenging.

Our Board of Directors, in its sole discretion, administered the 2007 AIP and had the right to modify the awards and the terms of such plan, and based on achievement of individual objectives or performance, among other things, determines final awards. There were no payments of cash bonuses to participants in the 2007 Annual Incentive Plan, or 2007 AIP, including each of the named executive officers.

On March 13, 2008, our Board of Directors approved the details of the 2008 AIP. The 2008 AIP established annual cash bonus targets as a percentage of salary for each named executive officer. As a percentage of base salary, these targets were 70% for Mr. Hershberger, 60% for Mr. Jackson, 40% for Mr. Ferrucci and 40% for Ms. Kotler, respectively. The 2008 AIP was based on an opportunity of which:

•	20% based on net sales,

•	35% based on EBITDA,

•	20% based on return on operating investment, and

•	25% is based on discretionary factors.

If PGT achieves less than 100% of its target for net sales, EBITDA, or return on operating investment, the corresponding percentage of the opportunity based on such respective measurement will be reduced accordingly. Conversely, if PGT achieves greater than 100% of its target for net sales, EBITDA, or return on operating investment, the corresponding percentage of the opportunity based on such respective measurement will be increased, to a maximum of 175%. Specific targets, for each of the above, are set so they can only be achieved through performance that exceeds that which is generally expected in the current economic and industrial environment. As such, company-wide performance at these targeted levels, which is required for an executive officer to obtain his/her target annual cash bonus, is challenging.

Long-Term Equity-Based Incentives

We believe the best way to align the interests of the named executive officers and our stockholders are for such officers to own a meaningful amount of our common stock. In order to reach this objective and to retain our executives, we grant equity-based awards to named executive officers under the long term incentive portion of our 2006 Equity Incentive Plan.

Long-term incentive compensation, rather than reflecting a single year’s results, is intended to reward performance over the long term. Our practice is to structure this long-term incentive compensation in the form of options and restricted stock granted under the Company’s Long-Term Incentive Plan, or LTIP. All outstanding options have an exercise price equal to the fair market value of the common stock on the date of grant. Options granted to officers and employees have been granted on, or shortly after, the date that PGT’s Board of Directors authorized the grant of the option.

In 2007, stock options and restricted stock granted pursuant to the Company’s LTIP were authorized by our Board of Directors and granted three market days after the Company released its fiscal year earnings. From time to time, options and restricted stock have been granted to officers on the respective dates of commencement of their employment with the Company, and restricted stock has been granted to non-management directors, other than those affiliated with JLL Partners, Inc., in connection with commencement of service on the Board.

Restricted stock and options create a strong link between executive compensation and stockholder return and contribute to the ability of our executives to develop a meaningful ownership interest in PGT. In order to allow executive officers to benefit from increases in common stock values and thus provide such officers a continuing incentive to achieve results beneficial to the stockholders, we generally award restricted stock and options on an annual basis on terms providing for vesting over a period of time. In comparison with stock option awards, restricted stock awards are less dilutive and still closely align the interests of the named executive officers with those of our stockholders.

The Board of Directors of the Company determined that, as a result of economic conditions that have adversely affected the Company and the industry in which the Company competes, the options held by certain designated employees had exercise prices that were significantly above the current market price of the Company’s common stock and that the grants of replacement options would help the Company retain and provide additional incentive to such designated employees and align their interests with those of the Company’s stockholders.

Therefore, on March 6, 2008, the Board of Directors approved, subject to the approval of the Company’s stockholders, the cancellation and termination of the then-current option agreements of certain designated employees of the Company, including Messrs. Jackson and Ferrucci and Ms. Kotler, and the grant of replacement options under the Company’s 2006 Equity Incentive Plan.

Pursuant to the terms of the Replacement Option Agreement executed on March 6, 2008 by each of the designated employees, the grant of replacement options is conditioned upon the approval of the Company’s stockholders at a duly called annual or special meeting. If the grant of replacement options and the cancellation and termination of the then-current option agreements fail to be approved by the Company’s stockholders on or prior to September 30, 2008, the Replacement Option Agreements will automatically expire without further action of the parties and become null and void, and the then-current option agreements will be reinstated and continue in full force and effect.

The replacement options have an exercise price of $3.09 per share, which was the closing price on the NASDAQ Global Market of the Company’s common stock on March 5, 2008, the day before the date on which the Board of Directors of the Company granted the replacement options and the designated employees executed the Replacement Option Agreements. The replacement options are exercisable with respect to one third of the shares (rounded to the nearest whole share) on each of the first, second, and third anniversaries of March 6, 2008. The replacement options expire on March 6, 2015.

Mr. Jackson was granted an option to purchase an aggregate of 152,675 shares of the Company’s common stock at an exercise price of $3.09 per share. In connection therewith, Mr. Jackson’s option to purchase 115,863 shares of the Company’s common stock at an exercise price of $12.84 per share and his option to purchase 36,812 shares of the Company’s common stock at an exercise price of $12.77 per share were cancelled and terminated, subject to approval of the Company’s stockholders.

Mr. Ferrucci was granted an option to purchase an aggregate of 53,984 shares of the Company’s common stock at an exercise price of $3.09 per share. In connection therewith, Mr. Ferrucci’s option to purchase 36,414 shares of the Company’s common stock at an exercise price of $14.00 per share and his option to purchase 17,570 shares of the Company’s common stock at an exercise price of $12.77 per share were cancelled and terminated, subject to approval of the Company’s stockholders.

Ms. Kotler was granted an option to purchase an aggregate of 16,668 shares of the Company’s common stock at an exercise price of $3.09 per share. In connection therewith, Ms. Kotler’s option to purchase 16,668 shares of the Company’s common stock at an exercise price of $12.77 per share were cancelled and terminated, subject to approval of the Company’s stockholders.

Mr. Moore’s option to purchase 27,277 shares of the Company’s common stock at $12.84 per share was not replaced.

Executive Benefits and Perquisites

Our executive compensation program remains relatively free of fringe benefits and perquisites. Generally, benefits and perquisites available to executive officers are available to all employees on similar terms.

The Company does not provide its executive officers separate dining or other facilities, company cars, club dues, or other similar perquisites. Company-provided air travel for executive officers is for business purposes only. The Company’s use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are the same for all eligible employees, including the named executive officers. In certain situations, we provide our named executive officers with expense reimbursement relating to relocation. Additionally, the Company does, within certain limits, provide product free of charge to executive officers for installation in their respective primary residences. The Company does not, however, pay for the cost of installing such product.

We provide the above-described executive benefits and perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by similarly situated public companies. However, such executive benefits and perquisites represent a relatively small portion of their total compensation. The value of benefits and perquisites provided are presented in the “All Other Compensation” column (and described in the related footnotes) of the “Summary Compensation Table for Fiscal Years 2006 and 2007”.

Other Compensation

Retirement/Post-Employment Benefits. The Company does not provide any retirement programs, pension benefits or deferred compensation plans to its named executive officers other than its 401(k) plan, which is available to all employees.

Equity Grant Practices. The Board’s plan is to grant annual equity awards to certain eligible employees, including the named executive officers, following the release of earnings in February of each year to ensure that the most current information regarding the Company’s financial position is properly reflected in the fair market value for all such equity grants. We do not engage in the practice of timing equity grants prior to the release of material non-public information. We determine that the fair market value of equity grants as the closing price of the Company’s common stock on the date immediately preceding the grant date.

Summary Compensation Table for Fiscal Years 2006 and 2007

					Equity Awards(3)		Non-Equity Incentive Plan Compensation(4)
Name and Position	Year(1)	Salary		Bonus(2)	Stock Options	Restricted Stock		All Other Compensation		Total
Rodney Hershberger	2007	$320,000	(5)	$—	$—	$—	$—	$5,850	(10)	$325,850
President and Chief	2006	325,000		—	—	—	76,700	2,223,388	(10)	2,625,088
Executive Officer

Jeffrey T. Jackson	2007	265,500	(6)	—	106,009	96,736	—	15,352	(11)	483,597
Executive Vice	2006	260,000		160,000	—	31,488	55,224	717,780	(11)	1,224,492
President and Chief
Financial Officer

Mario Ferrucci III	2007	201,923		—	172,393	63,028	—	24,405	(12)	461,749
Vice President and	2006	138,750	(7)	40,000	86,183	23,617	19,647	57,445	(12)	365,641
General Counsel

Herman W. Moore III(15)	2007	278,808	(8)	—	112,126	98,760	—	638,551	(13)	1,128,245
Former Executive Vice	2006	275,000		—	—	31,488	58,410	365,452	(13)	730,350
President

Mary J. Kotler	2007	185,000		—	48,000	54,227	—	56,630	(14)	343,857
Vice President -	2006	35,577	(9)	—	—	1,683	5,038	7,643	(14)	49,941
Supply Chain

(1)	PGT, Inc. became a public company on June 26, 2006. Accordingly, the information required in this table only covers the Company’s two most recent fiscal years.

(2)	These amounts reflect a sign-on bonus.

(3)	This amount reflects the dollar amount recognized by us for financial statement reporting purposes in accordance with SFAS 123R for equity awards. Assumptions used in the calculation of these amounts are included in Note 16 to the Company’s audited financial statements for the fiscal year ended December 29, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008. (File No. 000-52059)

(4)	Reflects annual cash incentive awards earned under the 2007 and 2006 Annual Incentive Plans. For information regarding our Annual Incentive Plan, see the discussion in “Executive Compensation and Other Information—Compensation Discussion and Analysis.”

(5)	In lieu of taking earned paid time off, Mr. Hershberger elected to forgo his salary during the Company’s annual plant shut-down during the final week of fiscal year 2007 resulting in his actual compensation for 2007 being $5,000 less than his stated annual salary of $325,000.

(6)	In lieu of taking earned paid time off, Mr. Jackson elected to forgo his salary during the Company’s annual plant shut-down during the final week of fiscal year 2007 resulting in his actual compensation for 2007 being $4,200 less than his stated annual salary of $273,000, which was effective on April 1, 2007.

(7)	Mr. Ferrucci’s effective date of hire was April 10, 2006.

(8)	In lieu of taking earned paid time off, Mr. Moore elected to forgo his salary during the Company’s annual plant shut-down during the final week of fiscal year 2007 resulting in his actual compensation for 2007 being $4,400 less than his stated annual salary of $286,000, which was effective on April 1, 2007.

(9)	Ms. Kotler’s effective date of hire was October 26, 2006.

(10)	For 2007, amount represents employer matching contribution under the PGT Industries, Inc. 401(k) Savings Plan. For 2006, amount includes: (i) one-time, pre-IPO cash payments made in lieu of adjusting the exercise prices of stock options (as approved by our Board of Directors, the Company made such payments on February 20, 2006, to all of the Company’s stock option holders) of $2,217,288; and (ii) employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $6,100.

(11)	For 2007, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $5,850 and the value of free PGT window and door products (installation paid for by employee) of $9,502. For 2006, amount includes: (i) one-time, pre-IPO cash payments made in lieu of adjusting the exercise prices of stock options (as approved by our Board of Directors, the Company made such payments on February 20, 2006, to all of the Company’s stock option holders) of $614,175; (ii) reimbursement of relocation expenses of $99,855; and (iii) employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $3,750.

(12)	For 2007, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $5,600 and reimbursement of relocation expenses of $18,805. For 2006, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $788 and reimbursement of relocation expenses of $56,657.

(13)	For 2007, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $5,850 and severance of $632,701 pursuant to a separation agreement, payment of which occurred in 2008. For 2006, amount includes: (i) one-time, pre-IPO cash payments made in lieu of adjusting the exercise prices of stock options (as approved by our Board of Directors, the Company made such payments on February 20, 2006, to all of the Company’s stock option holders) of $361,486; and (ii) employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $3,966.

(14)	For 2007, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $4,910 and reimbursement of relocation expenses of $51,720. For 2006, amount includes reimbursement of relocation expenses of $7,643.

(15)	Mr. Moore’s employment with the Company terminated on December 31, 2007.

The following table contains information concerning the potential threshold, target and maximum payments originally applicable to each of our named executive officers under the 2007 AIP, as well as information concerning equity-based awards granted to our named executive officers during fiscal 2007. No awards were earned by our named executive officers under the 2007 AIP and no payments will be made under that plan with respect to fiscal year 2007.

Grants of Plan-Based Awards for Fiscal Year 2007

		Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name and Position	Grant Date	Threshold	Target	Maximum
Rodney Hershberger		$81,250	$162,500	$325,000	—	—	$—	$—

Jeffrey T. Jackson		68,250	136,500	273,000	—	—	—	—
	02/27/07	—	—	—	7,838	36,812	12.77	285,992

Mario Ferrucci III		51,250	102,500	205,000	—	—	—	—
	02/27/07	—	—	—	3,742	17,570	12.77	136,514

Herman W. Moore III(3)		71,500	143,000	286,000	—	—	—	—
	02/27/07	—	—	—	8,292	38,936	12.77	302,516

Mary J. Kotler		46,250	92,500	185,000	—	—	—	—
	02/27/07	—	—	—	3,550	16,668	12.77	129,507

(1)	These columns show the range of payouts targeted for 2007 performance under the PGT, Inc. 2007 Annual Incentive Plan. The 2007 Annual Incentive Plan is described in the section titled “Annual Cash Incentive Opportunity” in the Compensation Discussion and Analysis. No payments of cash bonuses to participants in the 2007 AIP have been or will be made, including to the named executive officers.

(2)	The grant date fair value of stock awards was calculated in accordance with SFAS 123R, based on the grant date fair market value of our common stock, which we define as the closing price of our common stock immediately prior to the grant date.

(3)	Mr. Moore’s employment with the Company terminated on December 31, 2007.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. Each of these agreements has a term of three years, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement. In addition to providing for an annual base salary and employee benefits, these agreements provide, among other things, that the executive is eligible for an annual performance bonus, as determined by the President of the Company and the Board of Directors, in their discretion. The executive must be employed at the time such bonus is awarded and paid by the Company.

Under each of these employment agreements, in the event that (a) the executive’s employment is terminated by us without “cause” (as defined in the employment agreement) or (b) the executive terminates his/her employment because of (i) a material adverse diminution of his/her duties or responsibilities to which he/she has not agreed in writing, (ii) the assignment of the executive to a location outside of a fifty (50) mile radius from the Company’s current headquarters, or (iii) conduct on the part of the Company amounting to fraud against the executive; in addition to the benefits otherwise due to the executive and as otherwise required by law, the executive is entitled to continuation of his/her base salary for twelve months after the date of termination. Should the executive terminate his/her employment other than for the reasons set forth above in clause (b), the Company will continue to pay such executive’s salary for the shorter of thirty days or the notice period provided by the executive with respect to his/her termination. In addition, under this employment agreement, in the event that the executive’s employment is terminated by his or her death or disability (as defined in the employment agreement), in addition to the benefits otherwise due to him or her, the Company will pay to the executive (or, in the case of death, to his or her designated beneficiary) his/her base salary for a period of six months.

During the executive’s employment with us and at all times thereafter, he/she may not disclose confidential information. During the executive’s employment with us and for two years thereafter, unless the employment agreement is terminated by us without “cause” or by him/her for the reasons set forth in the paragraph above in clause (b), in which case the period will be the duration of the executive’s employment with us and for one year thereafter (except in the case of Mr. Hershberger, for whom the period is two years thereafter), the executive may not directly or indirectly compete with the Company. In addition, the executive may not solicit any employees or agents of the Company or any suppliers or contractors of the Company to terminate or adversely change their relationships with us.

The following table summarizes the value of the termination payments and benefits that our named executive officers would receive if they had terminated employment on December 29, 2007 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Summary of Termination Payments and Benefits

	Mr. Hershberger	Mr. Jackson	Mr. Ferrucci	Mr. Moore(5)	Ms. Kotler
Reason for Termination:
By Corporation Without Cause or by the Executive for “Good Reason”
Cash Severance(1)	$325,000	$273,000	$205,000	$286,000	$185,000

Total Estimated Value of Payments(2)	$325,000	$273,000	$205,000	$286,000	$185,000

Death or Disability(3)
Cash Severance(4)	$162,500	$136,500	$102,500	$143,000	$92,500

Total Estimated Value of Payments	$162,500	$136,500	$102,500	$143,000	$92,500

(1)	Includes the dollar value of continuation of the executive’s then-current base salary for a period of one year.

(2)	Payments made in accordance with the Corporation’s regular payroll practices.

(3)	Does not include the dollar value of potential short-term and/or long-term disability payments.

(4)	Includes the dollar value of continuation of the executive’s then-current base salary for a period of six months.

(5)	Mr. Moore’s employment with the Company terminated on December 31, 2007.

2007 Annual Incentive Plan

PGT’s 2007 Annual Incentive Plan is discussed in “Compensation Discussion and Analysis—Annual Cash Incentive Opportunity” at page      above.

Long-Term Incentive Plan

PGT’s LTIP is discussed in “Compensation Discussion and Analysis—Long Term Equity-Based Incentives” at page      above.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Rodney Hershberger	85,051		—		$1.51	1/29/2014	—		$—
	51,642		34,428	(1)	8.64	1/29/2014	—		—
	26,483		39,724	(2)	8.64	7/5/2015	—		—

Jeffrey T. Jackson	46,345	(3)	69,518	(3)	12.84	11/30/2015	—		—
	—		36,812	(3)	12.77	2/27/2017	—		—
	—		—		—	—	13,241	(4)	63,954	(5)
	—		—		—	—	7,838	(6)	37,858	(5)

Mario Ferrucci III	12,138	(3)	24,276	(3)	14.00	6/27/2016	—		—
	—		17,570	(3)	12.77	2/27/2017	—		—
	—		—		—	—	9,931	(4)	47,967	(5)
	—		—		—	—	3,742	(6)	18,074	(5)

Herman W. Moore III (7)	27,277	(8)	40,917	(8)	12.84	11/30/2015	—		—
	—		38,936	(8)	12.77	2/27/2017	—		—
	—		—		—	—	13,241	(4)	63,954	(5)
	—		—		—	—	8,292	(6)	40,050	(5)

Mary J. Kotler	—		16,668	(3)	12.77	2/27/2017	—		—
	—		—		—	—	9,000	(9)	43,470	(5)
	—		—		—	—	3,550	(6)	17,147	(5)

(1)	One-half vests on January 29, 2008 and 2009.

(2)	One-third vests on July 5, 2008, 2009 and 2010.

(3)	Pursuant to the Replacement Option Agreements and subject to the approval by a majority of the Company’s shareholders, effective on March 6, 2008, these options were replaced with an equal number of options with an exercise price of $3.09 per option share and an expiration date of March 6, 2015. If approved, one-third vests on each of March 6, 2009, 2010 and 2011.

(4)	Vests in full on June 27, 2009.

(5)	Based on the closing price of $4.83 of our common stock on December 28, 2007.

(6)	One-half vests on each of February 27, 2009 and 2010.

(7)	Mr. Moore’s employment with the Company terminated on December 31, 2007.

(8)	Pursuant to that certain employment separation agreement between Mr. Moore and the Company effective on December 31, 2007, all unvested options to purchase common stock and 8,292 shares of restricted stock were forfeited by Mr. Moore. Additionally, vested options held by Mr. Moore were not replace as described in (3) above.

(9)	Vests in full on December 14, 2009.

No named executive officers exercised any options in 2007.

No stock awards held by the named executive officers vested in 2007.

Change in Control Arrangements

As previously discussed under “Executive Compensation-Employment Agreements” on page     , we have entered into employment agreements with each of our named executive officers which could trigger payments to one or more of the executive officers named in the Summary Compensation Table in connection with, among other things, a change in control, but only if such executive officer were terminated without “cause” or terminates his or her employment for “good reason.”

DIRECTOR COMPENSATION

As previously discussed under “Information Regarding the Board and its Committees-Information on the Compensation of Directors,” in connection with the Company’s initial public offering of its common stock, on June 2, 2006, our Board of Directors approved, for all non-management directors, other than those affiliated with JLL Partners, Inc., (currently Messrs. Feintuch, McHugh, Morgan, Sherman, and White) the following compensation: (i) an annual cash retainer of $40,000; (ii) a grant under the Company’s 2006 Equity Incentive Plan of restricted shares of common stock with a value at the time of issuance of approximately $40,000 per year for each year of service as a director; (iii) a fee of $1,000 per day for each meeting of the Board of Directors (or committee thereof) attended; (iv) an annual cash retainer of $5,000 for each committee on which they serve; and (v) reimbursement of reasonable travel expenses. We have not paid, and currently do not intend to pay, compensation to individuals serving on our Board who are employees or affiliates of the Company for their service as directors. Mr. Hershberger, and directors who are affiliated with JLL Partners, Inc., (currently Messrs. Levy, Castaldi, Frank, Milgrim and Agroskin) receive no compensation for serving as a director of PGT nor for serving on any committees of our Board of Directors. They are, however, reimbursed for their reasonable travel expenses.

Director Compensation for Fiscal Year 2007

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Paul S. Levy	$—	$—	$—
Daniel Agroskin	—	—	—
Alexander R. Castaldi	—	—	—
Richard D. Feintuch	64,000	52,810	116,810
Ramsey A. Frank	—	—	—
Rodney Hershberger	—	—	—
M. Joseph McHugh	59,000	57,072	116,072
Brent N. Milgrim	—	—	—
William J. Morgan	28,500	28,853	57,353
Floyd F. Sherman	51,000	52,445	103,445
Randy L. White	52,000	52,445	104,445

(1)

Differences in fees earned reflect the number of committees of the Board of Directors and meetings thereof attended by each director and duration of service as a director (Mr. Feintuch is a member of both the audit and compensation committees of the Board of Directors. Mr. McHugh is a member of the audit committee of the Board of Directors. Mr. Morgan has been a director and member of the audit committee of the Board of Directors since June 26, 2007 and his board and audit committee retainers have been pro-rated accordingly).

(2)	These amounts reflect the dollar amount recognized by us for financial statement reporting purposes in accordance with SFAS 123R for stock awards during the fiscal year ended December 29, 2007. Assumptions used in the calculation of these amounts are included in Note 16 to the Company’s audited financial statements for the fiscal year ended December 29, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.

The following table shows: (i) the aggregate grant date fair value of restricted shares received by members of our Board of Directors as determined in accordance with SFAS 123R and (ii) the total number of restricted shares held as of December 29, 2007.

Restricted Shares Granted to Directors

Name	Grant Date Fair Value of Restricted Shares		Total Number of Restricted Shares Held as of December 29, 2007
Paul S. Levy	$—		—
Daniel Agroskin	—		—
Alexander R. Castaldi	—		—
Richard D. Feintuch	119,994	(1)	8,571
Ramsey A. Frank	—		—
M. Joseph McHugh	119,994	(2)	7,910
Brent N. Milgrim	—		—
William J. Morgan	120,003	(3)	11,823
Floyd F. Sherman	119,994	(1)	8,571
Randy L. White	119,994	(1)	8,571

(1)	Grant date was June 27, 2006, based on the fair market value of our common stock of $14.00 per share.

(2)	Grant date was September 20, 2006, based on the fair market value of our common stock of $15.17 per share.

(3)	Grant date was August 7, 2007, based on the fair market value of our common stock of $10.15 per share.

Equity Compensation Plans

The following table summarizes information, as of December 29, 2007, relating to equity compensation plans of PGT pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options(3)		Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	349,525	(4)	$13.30		332,275
Equity compensation plans not approved by security holders(2)	1,738,810	(5)	$9.10	(6)	2,622,125

(1) Includes securities to be issued upon exercise under the 2006 Equity Incentive Plan of PGT approved by the stockholders in June 2006.

(2)	Includes securities to be issued upon exercise under the 2004 Stock Incentive Plan of PGT. No grants have been made under this plan since the Company’s initial public offering.

(3)	Excludes outstanding options to purchase 1,345,755 shares of common stock issued pursuant to a roll over agreement executed in conjunction with the acquisition of PGT Holding Company on January 29, 2004.

(4)	Includes outstanding options to purchase 291,131 shares of common stock and 58,394 shares of restricted stock issued under the 2006 Equity Incentive Plan.

(5)	Includes outstanding options to purchase 1,685,255 shares of common stock and 53,555 shares of restricted stock issued under the 2004 Stock Incentive Plan.

(6)	Weighted average exercise price of outstanding options excludes restricted stock.

IMPACT OF TAX TREATMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code limits the tax deduction for public companies to $1 million for compensation paid to a company’s chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. We believe that stock options granted under our long-term incentive plans would qualify as performance-based compensation. While such stock options vest over a specified period of time contingent upon the option holder’s continued employment with the Company, such stock options only have value if the Company’s performance results in a stock price higher than the price on the date of grant. In addition, we believe that annual cash bonus awards would qualify as performance-based compensation. In contrast, restricted stock awards, do not qualify as performance-based compensation because they have immediate value (at a minimum, once the restrictions are released) irrespective of the Company’s performance.

While we seek to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent rather than tax-based considerations.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and these discussions, the Compensation Committee has determined that the Compensation Discussion and Analysis be included in this proxy statement and in PGT, Inc.’s annual report on Form 10-K for the fiscal year ended December 29, 2007.

Submitted by the Compensation Committee

Alexander R. Castaldi (Chairman)

Richard D. Feintuch

Floyd F. Sherman

*	The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Compensation Committee Report by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2007, the full Board of Directors of PGT determined and oversaw executive and director compensation for the Company as the Compensation committee of the Board of Directors was newly formed in 2007. Other than Rodney Hershberger, who is the Chief Executive Officer and President of the Company, and Randy L. White, who was President of the Company until February 2005, none of the members of the Board of Directors were officers or employees of PGT, Inc. or any of its subsidiaries during the last fiscal year, or at any other time, or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the members of the Board of Directors were executive officers of another entity on whose compensation committee or Board of Directors an executive officer of the Company served.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a Director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since December 31, 2006 (the first day of the Company’s 2007 fiscal year), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements, which are described above.

AUDIT COMMITTEE REPORT*

The Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of PGT. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of PGT, the audits of PGT’s consolidated financial statements, the qualifications, selection, and performance of the Company’s independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board of Directors on June 2, 2006, available without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

*	The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Audit Committee Report by reference therein.

The Board of Directors has determined that Messrs. McHugh and Feintuch are independent. Both of these members of the committee also satisfy the definition of independence for audit committee members contained in the NASDAQ Rules, as well as the SEC’s additional independence requirement for audit committee members. In addition, the Board of Directors has determined that each of Messrs. McHugh and Morgan is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee members do not act as accountants or auditors for the Company. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls (including internal control over financial reporting), for preparing financial statements, and for the public reporting process. Ernst & Young LLP, PGT’s independent auditor for 2007, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles.

With respect to the fiscal year ended December 29, 2007, the Audit Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors’ qualifications and independence (including auditor rotation), and evaluated the external auditors’ performance.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 29, 2007. The committee also discussed with Ernst & Young LLP all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has had discussions with Ernst & Young LLP regarding its independence from the Company and its management.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 29, 2007 in our Annual Report on Form 10-K for 2007 for filing with the SEC. The Audit Committee and the Board of Directors have selected Ernst & Young LLP as the company’s independent accountant for 2008.

Submitted by the Audit Committee

M. Joseph McHugh (Chairman)

Alexander R. Castaldi

William J. Morgan

Auditor Attendance at the Meeting

Representatives of Ernst & Young LLP are expected to attend the Meeting, will have the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee of our Board of Directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Corporation or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation’s management, if desired).

With respect to the audits for the year ended December 29, 2007 and December 30, 2006, the Audit Committee approved the audit services performed by Ernst & Young, LLP, as well as certain categories and types of audit-related, tax, and permitted non-audit services.

Fees Paid to the Principal Accountant—2007

Aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the years ended December 29, 2007 and December 30, 2006, were as follows (thousands of dollars):

	2007	2006
Audit Fees (1)	$1,010	$1,051
Audit-Related Fees (2)	188	202
Tax Fees (3)	149	143
All Other Fees (4)	2	2

Total Fees	$1,349	$1,398

(1)	Audit fees for 2007 and 2006 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements. Audit fees in 2007 also include fees related to the audit of internal control over financial reporting. Audit fees in 2006 also include fees related to filings made with the SEC in connection with the transition from a privately-held company to a publicly-traded company.

(2)	Audit-related fees include the required audits of the Company’s employee benefit plans and transaction advisory fees.

(3)	Tax fees were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits, tax advice related to mergers and acquisitions, and advising management as to the tax implications of certain transactions undertaken by the Company.

(4)	All other fees included services rendered for a subscription to Ernst & Young Online.

OTHER BUSINESS

We know of no other matters to be submitted at the Meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

GENERAL INFORMATION

A copy of our annual report to stockholders for the fiscal year ended December 29, 2007 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. Our annual report to stockholders is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K is available without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Financial Information” by clicking on “SEC Filings.” Our Annual Report on Form 10-K also is available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary.

We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

If you have any questions, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders Call Toll-free:

(888) 750-5834

Banks and Brokers Call Collect:

(212) 750-5833

By Order of the Board of Directors

/s/ Mario Ferrucci III
Mario Ferrucci III
Vice President and General Counsel June , 2008

	Mark Here for Address Change or Comments	☐
Votes must be indicated by marking (x) in black or blue ink.

PLEASE SEE REVERSE SIDE

    The Board of Directors recommends a vote “FOR” all nominees in proposal 1 and “FOR” proposals 2 and 3.

					FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. To elect four Class II directors nominated by the Board of Directors, each to serve until the 2011 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified.

				2. To approve the Replacement Option Agreements.	☐	☐	☐	3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2008 fiscal year.	☐	☐	☐
Nominees:		WITHHOLD						If you plan to			☐
01 Daniel Agroskin,	FOR all	AUTHORITY						ATTEND THE MEETING,
02 Richard D. Feintuch,	nominees	to vote for all	FOR ALL					please mark this box.
03 Ramsey A. Frank and	listed	nominees listed	EXCEPT
04 Brett N. Milgrim	☐	☐	☐					If you would like your vote			☐
to remain confidential, please mark this box.

(INSTRUCTIONS: To withhold authority to vote for specific nominees, mark “For All Except” and write those nominees names in the space provided below.)						Return the Proxy Card promptly using the enclosed envelope.

Dated: , 2008

Share Owner Sign

Co-Owner Sign

Note: Please sign exactly as name appears hereon and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

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PGT, INC.

Proxy Card

This Proxy is solicited on behalf of the Board of Directors of PGT, INC. for the Annual Meeting of

Stockholders to be held on July 23, 2008.

The undersigned stockholder of PGT, Inc. hereby appoints Mario Ferrucci III and Jeffrey T. Jackson, and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PGT, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 23, 2008 at 12:00 p.m. local time and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1 and FOR proposals 2 and 3. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of PGT Inc.’s Annual Report for the fiscal year ended December 29, 2007 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

(Continued and to be signed on the reverse side)

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